VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City

EXHIBIT 5.1

Registered

CRISPR Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Basel, October 20, 2016

CRISPR Therapeutics AG – Registration Statement on Form S-8

Dear Sir or Madam,

This opinion is being rendered at the request of CRISPR Therapeutics AG (the “Company”) in connection with the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on October 20, 2016 (the “Form S-8”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of common shares in the Company, each share currently having a par value of CHF 0.03 (the “Shares”), which may be issued from time to time under the Plans (as defined below). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

We understand that the Company is party to the following plans:

(i)     CRISPR Therapeutics AG 2015 Stock Option and Grant Plan (the “2015 Plan”);

(ii)    CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan (the “2016 Option Plan”);

(iii)  CRISPR Therapeutics AG 2016 Employee Stock Purchase Plan (the “2016 Purchase Plan”);

(iv)   Non-Qualified Option Agreement with Megan Menner (the “Menner Agreement”);

(v)    Non-Qualified Option Agreement with Paul Schneider (the “Schneider Agreement”);

(vi)   Non-Qualified Option Agreement with Pablo Cagnoni (the “Cagnoni Agreement” and together with the 2015 Plan, the 2016 Option Plan, the 2016 Purchase Plan, the Menner Agreement and the Schneider Agreement, the “Plans”)

I. BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents:

a)      an original excerpt from the register of commerce of the Canton of Basel-City with regard to the Company certified by such register of commerce as of 20 October 2016 (the “Excerpt”);

b)      an original copy of the notarized articles of association (Statuten) of the Company dated 20 October 2016 (the “Articles”), as filed with the Commercial Register of the Canton of Basel-City;

c)      a pdf copy of the Plans;

d)      a pdf copy of the resolutions of the board of directors of the Company (the “Board”) held on 9 April 2015, 17 December 2015 and on 24 May 2016 with respect to the 2015 Plan (the “2015 Plan Resolutions”);

e)      a pdf copy of the resolution of the Board held on 3 June 2016 with respect to the 2016 Option Plan (the “2016 Option Plan Resolution”);

f)      a pdf copy of the resolution of the Board held on 3 June 2016 with respect to the 2016 Purchase Plan (the “2016 Purchase Plan Resolution”);

g)      a pdf copy of the resolution of the Board held on 19 August 2016 with respect to Grant of Options to Purchase Common Shares from 2015 Stock Option and Grant of Options to Purchase Common Shares from Corporation’s Treasury Shares.

The documents referred to above in paragraphs a) to g) are referred to together as the “Documents”.

We have further examined such other records, documents and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

II. ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)      the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)      the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined;

c)      the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Plans as well as the due authorization, execution and delivery of the Plans or any document thereunder by each of the parties thereto (including the Company) and that all consents or approvals from and filings, registrations and notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Plans have been obtained or made and are in full force and effect;

d)      the Plans are in full force and effect, have not been rescinded, either in whole or in part, by the Board and that there is no matter affecting the authority of the Board to approve the adoption or assumption of the Plans and filing of the registration statement which would have any adverse implication in relation to the opinions expressed herein;

e)      the Plans constitute legal, valid, binding and enforceable obligations of the Company under the governing law;

f)      all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under the laws of Switzerland, for the legality, validity and enforceability of the Plans have been duly obtained and are and will remain in full force and effect;

g)      the exercise of the options under the Plans will be conducted in writing in the manner described in the Plans;

h)      the exercise price of any option granted is at least the current par value of CHF 0.03 per Share and is paid by the option holder to the Company;

i)       at the time of any issuance of Shares under the Plans, the Company will have according to article 3c of the Articles of Association sufficient conditional share capital to issue the required number of new Shares to be delivered to option holders exercising options granted under the Plans; and

j)       that (i) the requisite reports of the Company’s auditors according to article 653f of the Swiss Code of Obligations (the “SCO”), (ii) the amendments of the Articles of Association according to article 653g SCO, and (iii) the entry of the corresponding share capital increase into the Commercial Register of the Canton of Basel-City will be given or made.

III. OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)      The Company is duly incorporated and validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland, having unlimited corporate existence and the capacity to carry out its business, to own its property and to sue and to be sued in its own name.

b)      The Shares when issued and paid for in accordance with the Articles of Association and, provided the issue price for such Shares has been fully paid-in, will be validly issued, fully paid-in and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Shares).

IV. QUALIFICATIONS

This opinion is subject to the following qualifications:

a)      This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, any representations and warranties made by the parties to the Plans or any matters of fact.

b)      The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

c)      We express no opinion as to the accuracy or completeness of the information contained in the Form S-8.

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We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. All liability and other matters relating to this opinion shall be governed exclusively by Swiss law.

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We hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, VISCHER AG

/s/ Dr. Matthias Staehelin
Dr. Matthias Staehelin